EXHIBIT 4

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of December 12, 2005.
/s/ Peter E. Salas
PETER E. SALAS

DOLPHIN MANAGEMENT INC.

By:	/s/ Peter E. Salas
Name: Peter E. Salas
Its: President

DOLPHIN OFFSHORE PARTNERS, L.P.

By: Dolphin Management Inc.
Its: Managing Partner

By:	/s/ Peter E. Salas
Name: Peter E. Salas
Its: President

DOLPHIN ADVISORS, LLC

By: Dolphin Management Inc.
Its: Managing Member

By:	/s/ Peter E. Salas
Name: Peter E. Salas
Its: President

DOLPHIN DIRECT EQUITY PARTNERS, LP

By: Dolphin Advisors, LLC
Its: Managing Partner

By: Dolphin Management Inc.
Its: Managing Member

By:	/s/ Peter E. Salas
Name: Peter E. Salas
Its: President